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
                                                                                                                       EXHIBIT 12

                                                                                for the year ended December 31,
                                                                 ----------------------------------------------------------------
     Earnings to Fixed Charges            6/30/01      6/30/00        2000         1999         1998         1997         1996
                                      -------------------------------------------------------------------------------------------
 Income from Continuing Operations       1,359,000    1,117,000     2,328,000    2,347,000    2,756,000    2,555,000    2,284,000
 Fixed Charges                           8,132,000    8,107,000    16,588,000   15,427,000   15,126,000   14,879,000   14,839,000
 Capitalized Interest                     (171,000)    (179,000)     (494,000)    (161,000)    (324,000)     (23,000)     (49,000)

 EARNINGS                                9,320,000    9,045,000    18,422,000   17,613,000   17,558,000   17,411,000   17,074,000


 Interest Expense                        7,839,000    7,806,000    15,850,000   15,018,000   14,554,000   14,608,000   14,542,000
 Capitalized Interest                      171,000      179,000       494,000      161,000      324,000       23,000       49,000
 Amortization of debt issuance costs       122,000      122,000       244,000      248,000      248,000      248,000      248,000
                                      -------------------------------------------------------------------------------------------

 FIXED CHARGES                           8,132,000    8,107,000    16,588,000   15,427,000   15,126,000   14,879,000   14,839,000

 RATIO                                        1.15         1.12          1.11         1.14         1.16         1.17         1.15

                                                                                for the year ended December 31,
                                                                 ----------------------------------------------------------------
     EBITDA to Fixed Charges              6/30/01      6/30/00        2000         1999         1998         1997         1996
                                      -------------------------------------------------------------------------------------------
 Income from Continuing Operations       1,359,000    1,117,000     2,328,000    2,347,000    2,756,000    2,555,000    1,835,000
 Fixed Charges                           8,132,000    8,107,000    16,588,000   15,427,000   15,126,000   14,879,000   14,839,000
 Depreciation and Amortization           5,665,000    5,547,000    11,173,000   10,845,000   10,145,000    9,621,000    9,119,000
 Capitalized Interest                     (171,000)    (179,000)     (494,000)    (161,000)    (324,000)     (23,000)     (49,000)
                                      -------------------------------------------------------------------------------------------

 EARNINGS                               14,985,000   14,592,000    29,595,000   28,458,000   27,703,000   27,032,000   25,744,000


 Interest Expense                        7,839,000    7,806,000    15,850,000   15,018,000   14,554,000   14,608,000   14,542,000
 Capitalized Interest                      171,000      179,000       494,000      161,000      324,000       23,000       49,000
 Amortization of debt issuance costs       122,000      122,000       244,000      248,000      248,000      248,000      248,000
                                      -------------------------------------------------------------------------------------------

 FIXED CHARGES                           8,132,000    8,107,000    16,588,000   15,427,000   15,126,000   14,879,000   14,839,000

 RATIO                                        1.84         1.80          1.78         1.84         1.83         1.82         1.73

                                                                                for the year ended December 31,
                                                                 ----------------------------------------------------------------
     NOI to Fixed Charges                 6/30/01      6/30/00        2000         1999         1998         1997         1996
                                      -------------------------------------------------------------------------------------------
 NOI*                                   14,863,000   14,470,000    29,351,000   28,210,000   27,455,000   26,784,000   25,945,000

 Interest Expense                        7,839,000    7,806,000    15,850,000   15,018,000   14,554,000   14,608,000   14,542,000
 Capitalized Interest                      171,000      179,000       494,000      161,000      324,000       23,000       49,000
 Amortization of debt issuance costs       122,000      122,000       244,000      248,000      248,000      248,000      248,000

 FIXED CHARGES                           8,132,000    8,107,000    16,588,000   15,427,000   15,126,000   14,879,000   14,839,000

 RATIO                                        1.83         1.78          1.77         1.83         1.82         1.80         1.75
 * NOI is calculated using total revenues less total operating expenses, exclusive of interest and depreciation
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